Exhibit 99.1

M/I Homes Announces Pricing of $250 Million of Senior Notes due 2025

Columbus, Ohio (July 31, 2017) - M/I Homes, Inc. (NYSE: MHO) announced today the pricing of its offering of $250 million aggregate principal amount of 5.625% senior notes due 2025 (the “New Senior Notes”). The New Senior Notes will mature on August 1, 2025. The New Senior Notes will be offered only to persons reasonably believed to be qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons other than U.S. persons in compliance with Regulation S under the Securities Act. The offering of the New Senior Notes has not been registered under the Securities Act or any state securities laws, and the New Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company intends to use a portion of the net proceeds from the offering of the New Senior Notes to repay all outstanding borrowings under its $475 million unsecured revolving credit facility. The Company intends to use the balance of such net proceeds for general corporate purposes, which may include future acquisitions of land, land development, home construction, capital expenditures, increasing its working capital, corporate acquisitions, repayment of other indebtedness, redemption of its 9.75% Series A Preferred Shares and other related purposes. The sale of the New Senior Notes is subject to customary closing conditions and is expected to close on August 3, 2017.

This press release is neither an offer to sell nor the solicitation of an offer to buy any of the New Senior Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having sold over 103,000 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes), and also currently operates under the name Hans Hagen Homes in its Minneapolis/St. Paul, Minnesota market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, construction defect, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission, including by our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

M/I Homes, Inc.
Kevin C. Hake, Senior Vice President and Treasurer (614) 418-8227
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225